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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 28, 1997, except as to Note 1, which is as of August 25, 1997, relating to the consolidated financial statements of Priority Healthcare Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


Price Waterhouse LLP
Indianapolis, Indiana
August 25, 1997